Nutrastar Announces First Quarter 2013 Results, Maintains Full
Year Revenue Guidance Range of $44 million to $46 Million

Harbin, China, May 14, 2013-- Nutrastar International Inc. (OTCQB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its financial results for the quarter ended March 31, 2013.

Financial Highlights

  Net revenue increased 8.0% to $7.41 million, as compared to $6.86 million in the quarter ended March 31, 2012.
  Gross profit increased 11.0% to $5.64 million, up from $5.08 million in the comparable 2012 quarter, representing a gross margin of 76.1%.
  Net income was $3.41 million, as compared to $2.95 million in Q1 2012.
  Basic and diluted EPS were $0.21 and $0.20, respectively, with 15.86 million basic shares and 16.99 million diluted shares outstanding.

Management Commentary

“Nutrastar’s first quarter 2013 was marked by continued sales growth, increased profitability and a growing balance sheet. Commercially cultivated Cordyceps, our core consumer product business, saw a year-over-year sales increase of 11.4% . Our functional health beverages and organic specialty products businesses experienced a sales decrease of 7.9% and 1.1% in the quarter, respectively, due to the timing of the reorder cycle from the beverage distributors. As a percentage of revenue, gross profit increased by 2% year-over-year, reaching 76.1% . As expected, we saw a slight improvement in our cost of goods sold on a percentage basis resulting from our increased production capacity and utilization. Our cash balance at the end of the quarter remained at a strong $77.9 million or approximately $4.59 per diluted share, as seen and verified at the bank by our independent auditor,” stated, Ms. Lianyun Han, CEO of Nutrastar.

Ms. Han continued, “Looking into Q2 and the remainder of 2013, we are confident in our ability to maintain our upward momentum and capitalize on rising demand stemming from China’s young, increasing affluent and aging populations. Strategic advertising and marketing initiatives will remain steadfast and continue to be aimed at these consumer populations and others. We will continue to seek out and identify new and attractive markets within China for our premium consumer products as well as consider complementary acquisitions that are accretive to the company and our shareholders.”

Outlook for the Year Ending December 31, 2013

Based on management’s current expectations, the Company maintains its expectation that 2013 revenue will be in the range of $44 million to $46 million, representing an approximate 19% to 25% top line increase year-over-year.

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the quarter ended March 31, 2013, please refer to the Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about May 14, 2013. Management is available to discuss the financial results with investors should they have any questions. To arrange a call with the management team, please contact Investor Relations at 305-918-7000.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 330 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Howard Gostfrand

American Capital Ventures

Tel:+1-305-918-7000

Email: info@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended
	March 31,
	2013	2012

REVENUE	$7,411,136 $	6,861,018
Cost of goods sold	(1,772,288)	(1,778,568)
GROSS PROFIT	5,638,848	5,082,450
Selling expenses	(430,463)	(382,358)
General and administrative expenses	(592,515)	(664,705)
Income from operations	4,615,870	4,035,387
Other income (expenses):
Interest income	83,741	67,218
Foreign exchange differences	(5,187)	2,404
Change in fair value of warrants	-	(4,029)
Total other income (expenses)	78,554	65,593
Income before income taxes	4,694,424	4,100,980
Provision for income taxes	(1,279,740)	(1,151,402)
NET INCOME	3,414,684	2,949,578
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	239,747	79,753
COMPREHENSIVE INCOME	$3,654,431 $	3 ,029,331
Earnings per share
Basic	$0.21 $	0.19
Diluted	$0.20 $	0.18
Weighted average number of shares outstanding
Basic	15,863,826	15,361,458
Diluted	16,995,928	16,512,858

See accompanying notes to consolidated financial statements

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

		December
	March 31,	31,
	2013	2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$77,942,113	$75,526,533
Accounts receivable	82,299	81,497
Inventories	1,723,342	965,251
Prepayments and other receivables	879,310	1,321,726
Total current assets	80,627,064	77,895,007
OTHER ASSETS
Intangible assets, net	1,436,433	1,552,022
Property, plant and equipment, net	15,789,127	15,991,060

Total assets	$97,852,624	$95,438,089
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$1,625,902	$1,481,198
Taxes payable	1,534,366	2,981,136
Due to a related party	158,200	150,036
Preferred stock dividend payable	583,920	528,528
Warrants liabilities	173	173
Total current liabilities	3,902,561	5,141,071
Total liabilities	3,902,561	5,141,071
COMMITMENTS AND CONTINGENCIES (Note 17)

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 113,010 shares issued and outstanding; aggregate liquidation preference amount: $3,164,280 and $3,164,280, plus accrued but unpaid dividend of $583,920 and $528,528, at March 31, 2013 and December 31, 2012, respectively	2,577,324	2,577,324

Common stock, $0.001 par value, 190,000,000 shares authorized, 15,907,381 shares issued and 15,863,826 shares outstanding at March 31, 2013 and December 31, 2012	15,908	15,908

Additional paid-in capital	19,083,592	19,029,586
Statutory reserves	5,327,241	4,960,023
Treasury stock, at cost, 43,555 shares as of March 31, 2013 and December 31, 2012	(78,767)	(78,767)
Retained earnings	61,318,006	58,325,932
Accumulated other comprehensive income	5,706,759	5,467,012
Total stockholders' equity	93,950,063	90,297,018

Total liabilities and stockholders' equity	$97,852,624	$95,438,089

See accompanying notes to consolidated financial statements

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended
	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,414,684	$2,949,578
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants	-	4,029
Depreciation and amortization	362,996	309,252
Loss on disposal of property and equipment
Share-based compensation expense	54,006	101,483
(Increase) decrease in assets:
Accounts receivable	(584)	(7,911)
Inventories	(754,380)	(430,950)
Prepayments and other receivables	445,232	516,790
Increase (decrease) in liabilities:
Accounts payable	-	(6,332)
Other payables and accruals	83,749	48,578
Taxes payable	(1,452,440)	(1,092,388)
Net cash provided by operating activities	2,153,263	2,392,129

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	-	(15,927)
Net cash used in investing activities	-	(15,927)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in restricted cash	-	4,170
Net cash (used in) provided by financing activities	-	4,170

Foreign currency translation adjustment	262,317	59,349

INCREASE IN CASH AND CASH EQUIVALENTS	2,415,580	2,439,721
CASH AND CASH EQUIVALENTS, at the beginning of the period	75,526,533	54,556,329

CASH AND CASH EQUIVALENTS, at the end of the period	$77,942,113	$56, 996,050

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$-	$978,282
Preferred stock dividend payable	55,392	65,144
Share-based payment to officers and directors under equity incentive plan	54,006	101,483
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$2,168,693	$1,899,301

See accompanying notes to consolidated financial statements